January 5, 2026
Cambridge, Mass., USA

Dear fellow shareholders,
Moderna navigated a difficult environment in the U.S. in 2025. In this complex context, we focused on what we could control: operational execution, scientific progress and disciplined financial management. Our Mission—to deliver the greatest possible impact to people through mRNA medicines—remained our north star.
Despite this backdrop, 2025 was a productive year for Moderna. Our teams executed with discipline and secured multiple regulatory approvals so that we now have three approved commercial products. We also strengthened our commercial execution and our ability to forecast our sales in an endemic setting, exceeding the financial cash cost reduction commitments we set at the start of the year by nearly $1 billion.i We advanced our pipeline, streamlined our global manufacturing footprint and continued to take down operating costs, demonstrating the resilience of our people and the power of our platform.
At Moderna, vaccines are a cornerstone of our product portfolio and a defining example of the promise of mRNA science. We are proud of the progress we made across our vaccine programs in 2025 by advancing innovation, improving convenience, and expanding access for patients globally. Our work reflects a simple but enduring belief: Vaccines remain one of the most powerful tools in modern medicine to protect individual lives and strengthen the resilience and sustainability of health systems worldwide.
By protecting against disease before it occurs, vaccines reduce hospitalizations, ease pressure on clinicians, and lower long-term healthcare costs. This preventive impact is increasingly important as health systems face aging populations, workforce shortages, and rising care complexity. Few interventions deliver such broad societal benefit while also generating clear economic value, and we remain committed to advancing infectious disease vaccines that make a meaningful difference in public health.
Looking forward, Moderna is well positioned for our next chapter of growth, now that we are experiencing more stable commercial demand. The disciplined execution of 2025 has strengthened every dimension of our company: from a commercial engine rooted in more reliable demand, to a pipeline advancing across diseases with high unmet need, to a manufacturing network purpose-built for mRNA and capable of supporting global access. With this foundation and an extraordinary team committed to our Mission, we are entering 2026 with both the conviction and the capacity to deliver the next wave of growth and to shape a healthier future for people around the world.

2025: A Year of Commercial Progress, Pipeline Momentum and Financial Discipline
Meeting the Need for Our Commercial Products
For 2025, we are aiming at a projected revenue range of $1.6 to $2.0 billion as our commercial teams strengthened the foundation of our seasonal vaccine franchise. Uptake of our three approved products, Spikevax®, mRESVIA® and mNEXSPIKE®, reflected a growing recognition of the long-term burden of these viruses, particularly among at-risk populations, amidst a still-evolving respiratory vaccine market.
A major highlight of the year was the successful launch of mNEXSPIKE in the U.S., which has quickly become an important driver of our performance. Approved only mid-year, our teams moved rapidly to prepare the market, achieving strong early adoption. mNEXSPIKE represented approximately 24 percent of all U.S. retail COVID vaccinations in 2025 and nearly one-third of vaccinations among adults aged 65 years and older.ii This strong first-year performance underscores both the differentiated profile of the vaccine and the durability of the long-term COVID market. mNEXSPIKE is now our leading product in the U.S. retail channel.
International results varied by region, shaped in part by a competitor contract still in effect in Europe. However, our multi-year strategic partnerships in the UK, Canada and Australia provided revenue visibility and supported efforts to bolster domestic public health preparedness. We also strengthened our global manufacturing foundation across these geographies: opening a licensed state-of-the-art R&D and manufacturing facility in the UK, delivering the first made-in-Canada mRNA vaccines to provinces and territories, and securing a good manufacturing practice (GMP) license for our new Australian site. These milestones expand regional access to mRNA vaccines and position us for continued global scale as new products launch.
In 2025, we also expanded our commercial reach through important partnerships in Brazil and Taiwan, strengthening our presence in these growing and strategically significant markets. In Brazil, we established a long-term collaboration that supports national vaccination efforts and deepens our role in protecting at-risk populations. With high vaccine coverage rates in Taiwan, we continued to deliver contracts that enhance access to our vaccines and provide a foundation for future launches from our respiratory franchise. These agreements reinforce the global demand for our portfolio, broaden our geographic footprint and demonstrate the confidence international partners place in Moderna’s science and delivery.

Advancing the Pipeline to Drive Future Sales Growth
Our pipeline advanced significantly in 2025 across seasonal vaccines, oncology and rare diseases.
In seasonal vaccines, we achieved three important U.S. approvals in the first half of the year: mNEXSPIKE, our new COVID vaccine for all adults aged 65 and older, as well as high-risk individuals 12–64 years of age; an expanded indication for mRESVIA for adults 18–59 years of age at increased risk for respiratory syncytial virus (RSV); and a supplemental approval for Spikevax (COVID-19 vaccine, mRNA) in high-risk children as young as six months of age.
We also reported strong Phase 3 influenza efficacy results for mRNA-1010, demonstrating superior relative vaccine efficacy compared to a standard-dose flu vaccine. Regulatory submissions advanced globally for mRNA-1010 and mRNA-1083, our investigational flu/COVID combination vaccine, while our Norovirus program continued Phase 3 case accrual.
Our oncology programs also made meaningful strides. Intismeran autogene (mRNA-4157) continued to advance across eight Phase 2 and Phase 3 trials, backed by sustained long-term Phase 2b data in melanoma. As a reminder, in 2023 we announced three-year data from the Phase 2b trial evaluating intismeran in combination with Merck’s KEYTRUDA® in patients with resected high-risk melanoma. The therapy continued to show a sustained benefit in recurrence-free survival and reduced the risk of recurrence or death by 49 percent and the risk of distant metastasis or death by 62 percent compared to KEYTRUDA alone. These data reinforced our commitment to advancing this innovative treatment and to transforming cancer therapy for patients.
In 2025, we progressed the scale-up of our Marlborough manufacturing facility, which began supplying clinical batches of intismeran autogene in September 2025. We also advanced mRNA-4359, which continues to show promise in highly checkpoint inhibitor (CPI)-refractory melanoma patients. Early-stage programs—including mRNA-4106, mRNA-2808 and mRNA-4203—further expanded our oncology portfolio across cancer antigen therapies, T-cell engagers and cell-therapy enhancers.
In rare diseases, mRNA-3927, our investigational therapeutic for propionic acidemia (PA) reached target enrollment in its registrational study, and mRNA-3705, our investigational therapeutic for methylmalonic acidemia (MMA) continued in the U.S. FDA’s START program, with a registrational study expected to begin in 2026. These advances underscore the broad therapeutic potential of mRNA beyond infectious diseases.

Continuing to Execute with Financial Discipline
Throughout 2025, we maintained disciplined cost management, improving productivity across manufacturing, R&D and SG&A. For 2026 and 2027, we anticipate cash costs to be approximately $4.2 billion and $3.5 - $3.9 billion, respectively.i We also secured a five-year, non-dilutive $1.5 billion term loan facility, bolstering our balance sheet and increasing flexibility.
GAAP operating expenses declined from approximately $11.1 billion in 2023 to $7.2 billion in 2024 and are expected to decline further to less than $5.5 billion in 2025. This three-year trend reflects deliberate choices to streamline operations, prioritize our pipeline and advance toward our targeted cash breakeven in 2028.
Amplifying Our Talent through Technology
None of this progress would be possible without our incredible colleagues. We were proud to see Moderna recognized once again by Science Careers as a Top Employer for the eleventh consecutive year, and by BioSpace as a Best Place to Work—reflecting the strength of our culture and our team. Our team continues to execute our strategy, advancing our pipeline of mRNA medicines and staying focused on our commitment to patients. We are proud that Moderna remains a company where our team members can build purposeful careers.
In 2025, we also continued to amplify our talent with technology in ways that strengthened our science, accelerated our execution and reinforced our commitment to ethical and responsible innovation. We expanded the use of AI and digital tools across our teams, helping to improve trial design and data analysis, enhancing forecasting accuracy, reducing waste in our production network and shortening decision cycles across the business.
Our continued collaboration with OpenAI enabled new capabilities that support how we write protocols, develop regulatory documents and streamline internal workflows, allowing our people to focus on the highest-impact scientific and strategic work. The team has written more than 4,000 GPTs across the entire company and we enter 2026 with exciting digital and robotics projects to continue to strengthen our operations, improving quality and reducing costs.
Across all of these efforts, we applied clear governance, transparency and responsible-use principles to help ensure that technology enhances—not replaces—the judgment and expertise of our teams. These advancements are already delivering positive impact, and they position Moderna to operate faster, smarter and more effectively as we grow.

2026 and Beyond: Building the Next Era of Growth
As we look ahead, we do so from a position of clarity and momentum. At our Analyst Day event in November 2025, we outlined a three-year plan to build a large seasonal vaccine franchise and invest in oncology and rare diseases—areas we believe will drive our next phase of meaningful growth and innovation.
Over the near term, the revenue from our seasonal vaccine franchise targeting at-risk populations will propel Moderna to 2028 cash breakeven. We expect to invest the cash generated from our marketed products—as well as from anticipated launches of influenza, flu/COVID combination and Norovirus vaccines—into our oncology and rare disease programs. Investments in late-stage oncology and rare disease programs set the stage for additional growth in 2027 and 2028, with early-stage pipeline investments expected to mature in 2029 and beyond.
Returning to Sales Growth and Launching New Infectious Disease Products
Our commercial growth drivers include geographic expansion and new product launches. In 2026, we expect growth from the annualized impact of long-term partnerships in the UK, Canada and Australia that enhance research and development investment, support national security and defense, and provide revenue visibility through onshore manufacturing. We also expect continued strong uptake of mNEXSPIKE in the U.S. and its launch in other countries. Together, these drivers support our goal to grow sales and deliver up to 10 percent revenue growth in 2026.
In 2027, Europe represents a significant market for respiratory virus vaccines, as a competitor COVID contract lapses at the end of 2026 and more product approvals are expected, including potentially our flu/COVID combination vaccine. New potential long-term partnerships in Latin America and Asia-Pacific, as well as entry into the flu vaccine market, also position us for further expansion.
In 2028, we anticipate our flu/COVID combination vaccine in the U.S. and continued momentum with a potential novel Norovirus vaccine, expanding our seasonal franchise to as many as six approved products. In addition to these seasonal vaccine sales, we could have sales of intismeran in oncology and our therapeutic for PA patients in rare diseases.

Advancing in Oncology
Beyond expanding our seasonal vaccine franchise from three to as many as six approved products over the next three years, we expect to diversify our portfolio of marketed products across oncology and rare diseases.

Beginning in 2026, we expect a cadence of oncology readouts as we work toward a multi-indication oncology franchise. With nine clinical readouts anticipated over the next several years, we believe oncology represents a major long-term value driver for Moderna. We are proud to demonstrate the role our mRNA-based therapies could play in transforming the lives of those affected by cancer.
Three of the nine expected clinical readouts are Phase 3 programs for intismeran. We are encouraged by the momentum behind intismeran and look forward to the five-year Phase 2b melanoma data in early 2026 and the Phase 3 data, potentially in 2026. If the data are positive, we would then work to prepare for a potential launch, together with our partner Merck, of this important medicine as early as in 2027.
Our early-stage oncology programs continue to mature in parallel, including our wholly owned mRNA-4359 program. This product has shown an encouraging clinical signal in Stage 4 lung and skin cancer patients, where approved immune-therapy treatments did not work. Targeting approval in 2028, early data are promising for future mRNA-4359 development options, and we are encouraged by the potential to address such a high unmet need for many patients.
By 2028, we also expect to launch our first rare disease program in PA, supported by data expected in 2026. These milestones position us to diversify our revenue base as oncology and rare disease therapeutics begin contributing meaningfully in the latter half of the decade. Moving forward, we will continue to look at innovative ways to use mRNA technology across oncology.
Leveraging Our Global Production Network
Our global manufacturing network gives Moderna the scalability to meet demand across future launches. This network—including our purpose-built facilities in the UK, Canada and Australia—will continue to support long-term partnerships, reduce supply-chain risk and improve cost efficiency. Additionally, increased automation and optimized capacity are expected to drive a projected 10 percent improvement in gross margins over the next three years.
In the U.S., our facility in Norwood, Massachusetts, enables scalable, end-to-end production by incorporating automation, robotics and AI to increase cost efficiency and reduce waste. The addition of new fill/finish capabilities in 2027 will provide end-to-end control and flexibility with greater speed to supply our U.S. retail customers early in the vaccination season.
Our three new regional sites in Laval, Canada; Harwell, UK; and Clayton, Australia, will enable local access to mRNA medicines and drive revenue diversification. These manufacturing facilities position Moderna to deliver cost-optimized growth with margins consistent with U.S. operations.

Our Marlborough, Massachusetts, facility was built for intismeran, our individualized neoantigen therapy. Designed for speed and scalability with advanced automation and robotics, the site is on track for potential commercial launch as we methodically right-size the intismeran manufacturing process to improve turnaround time and reduce costs.
Closing Thoughts
We enter 2026 with confidence in our strategy. We will drive sales growth with new infectious disease product launches and geographic diversification outside the U.S. I believe 2026 will also be the year when the world sees the promise of Moderna as a leading oncology company.
I am deeply grateful to the Moderna team for their resilience and dedication, and to our shareholders for their continued trust and support. The future of Moderna lies in delivering on the enormous potential of mRNA science. We are prepared, we are focused and we are building a company positioned for sustainable growth and meaningful impact.

Warmest regards,

Stéphane Bancel
Chief Executive Officer

i Cash costs = GAAP costs – (stock-based compensation & depreciation & amortization
ii Based on information licensed from IQVIA: IQVIA NPA Extended Insights for the periods 08/29/2025-12/19/2025 for 65+ shots and overall retail, reflecting estimates of real-world activity. All rights reserved.

Forward-Looking Statements Disclaimer
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including regarding: Moderna’s ability to execute on its near-term strategy; future commercial demand and revenue visibility; the durability of the long-term COVID market; anticipated readouts in oncology, including the five-year Phase 2b and Phase 3 melanoma data for intismeran; timing for a potential launch of intismeran; the potential of mRNA-4359, including an encouraging clinical signal; the potential of Moderna’s oncology pipeline as a major long-term value driver; Moderna’s global manufacturing network and anticipated improvements in gross margins over the next three years; anticipated milestones for Moderna’s pipeline programs, including potential near-term catalysts; Moderna’s financial framework; Moderna’s balance sheet and targeted cash breakeven in 2028; Moderna’s ability to leverage AI and digital tools; Moderna’s anticipated commercial growth drivers, including geographic expansion and new product launches; anticipated strong uptake of mNEXSPIKE in 2026; Moderna’s ability to achieve up to 10% revenue growth in 2026; the potential for sales of intismeran and Moderna’s therapeutic for PA patients in 2028; and Moderna’s continued cost management and R&D prioritization. The forward-looking statements in this letter are neither promises nor guarantees, and you should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond Moderna’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These risks, uncertainties, and other factors include those other risks and uncertainties described under the heading “Risk Factors” in Moderna’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (SEC), and in subsequent filings made by Moderna with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, Moderna disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this letter in the event of new information, future developments or otherwise. These forward-looking statements are based on Moderna’s current expectations and speak only as of the date of this letter.